SCHEDULE A

List of Funds

BlackRock U.S. Carbon Transition Readiness ETF

BlackRock World ex U.S. Carbon Transition Readiness ETF

iShares Advantage Large Cap Income ETF (f/k/a BlackRock Advantage Large Cap Income ETF)

iShares A.I. Innovation and Tech Active ETF

iShares Defense Industrials Active ETF

iShares Disciplined Volatility Equity Active ETF

iShares Dynamic Equity Active ETF

iShares Enhanced Short-Term Bond Active ETF (f/k/a BlackRock Enhanced Short-Term Bond ETF)

iShares FinTech Active ETF (f/k/a BlackRock Future Financial and Technology ETF)

iShares Government Money Market ETF

iShares Health Innovation Active ETF (f/k/a BlackRock Future Health ETF)

iShares International Country Rotation Active ETF

iShares International Dividend Active ETF (f/k/a BlackRock International Dividend ETF)

iShares Large Cap Core Active ETF (f/k/a BlackRock Large Cap Core ETF)

iShares Large Cap Growth Active ETF (f/k/a BlackRock Large Cap Growth ETF)

iShares Large Cap Value Active ETF (f/k/a BlackRock Large Cap Value ETF)

iShares Long-Term U.S. Equity Active ETF (f/k/a BlackRock Long-Term U.S. Equity ETF)

iShares Managed Futures Active ETF

iShares Prime Money Market ETF

iShares Technology Opportunities Active ETF

iShares U.S. Equity Factor Rotation Active ETF (f/k/a BlackRock U.S. Equity Factor Rotation ETF)

iShares U.S. Industry Rotation Active ETF (f/k/a BlackRock U.S. Industry Rotation ETF)

iShares U.S. Thematic Rotation Active ETF (f/k/a BlackRock Future U.S. Themes ETF)

Amended May 13, 2025